      Flash Report Six-Month Period Ended September 30, 2001(Consolidated)
      --------------------------------------------------------------------
   (Accounting Principles Generally Accepted in the United States of America)
   --------------------------------------------------------------------------


Mitsui & Co., Ltd. and subsidiaries

Inquiries: Yuji Takagi, General Manager, Corporate Communications Division

1. Consolidated financial results for the six-month period ended September 30, 2001 (from April 1, 2001 to September 30, 2001)
(1)  Consolidated financial results information

                                                                   Income before income
                                        Total trading           taxes, minority interests
                                         transactions            and equity in earnings
                                    -----------------------     -------------------------
                                    (Millions of yen)   (%)     (Millions of yen)    (%)
September 30, 2001 ..............           6,342,891  (4.8)              42,761   (14.6)
September 30, 2000 ..............           6,664,182   2.9               50,100    66.5
                                           ----------                     ------
Year ended March 31, 2001 .......          13,048,219                     79,625
                                           ==========                     ======

                                                                     Net income per          Net income per
                                          Net income                  share, basic           share, diluted
                                    -----------------------          --------------          --------------
                                    (Millions of yen)   (%)               (JPY)                   (JPY)
September 30, 2001 .............               23,418  (2.7)              14.79                   13.92
September 30, 2000 .............               24,063  85.7               15.19                   14.30
                                               ------                     -----                   -----
Year ended March 31, 2001 ......               51,588                     32.57                   30.63
                                               ======                     =====                   =====

Notes:

1. Equity in earnings of associated companies -- net for the six-month periods ended September 30, 2001 and September 30, 2000, and for the fiscal year ended March 31, 2001 was JPY 3,586 million, JPY 1,339 million and JPY 6,662 million, respectively.

2. Average number of outstanding shares during the six-month periods ended September 30, 2001 and September 30, 2000, and for the fiscal year ended March 31, 2001 were 1,583,674,837.

3.   Change in accounting principles applied: Yes

4. Percentage figures for total trading transactions, income before income taxes, minority interests and equity in earnings, and net income for the six-month period represent changes from the corresponding six-month period of the previous year.

5.   Parentheses represent negative figures or decreases.


(2)  Consolidated financial position information

                                                             Shareholders'        Shareholders'         Shareholders'
                                         Total assets           equity            equity ratio        equity per share
                                       -----------------     -----------------    -------------       ----------------
                                       (Millions of yen)     (Millions of yen)           (%)                 (JPY)
September 30, 2001 .................      6,593,177               843,243                12.8                532.46
September 30, 2000 .................      6,671,017               835,789                12.5                527.75
March 31, 2001 .....................      6,710,107               834,427                12.4                526.89

Note: Number of outstanding shares at September 30, 2001, September 30, 2000 and
      March 31, 2001 were 1,583,674,837.

(3)  Consolidated cash flows information

                           Net cash provided        Net cash (used in)         Net cash used in         Cash and cash
                                  by                    provided by          financing activities     equivalents at end
                         operating activities      investing activities                                of period / year
                         --------------------      --------------------      --------------------     ------------------
                           (Millions of yen)         (Millions of yen)         (Millions of yen)       (Millions of yen)
September 30, 2001 ....          62,201                   (59,333)                (140,146)                580,522
September 30, 2000 ....          63,873                    15,089                 (120,406)                691,383
Year ended
 March 31, 2001 .......          95,573                    45,621                 (190,915)                705,331

2. Forecast of consolidated operating results for the fiscal year ending March 31, 2002 (fiscal year from April 1, 2001 to March 31, 2002)

                                                    Total trading transactions                    Net income
                                                    --------------------------                  ---------------
                                                         (Millions of yen)                     (Millions of yen)
Fiscal year ending March 31, 2002 ................           13,000,000                              55,000

Note: Forecasted basic net income per share for the fiscal year ending March 31, 2002: 34.73 yen


A Cautionary Note on Forward-Looking Statements:

This Flash Report contains statements regarding Mitsui's views of future developments that are forward-looking in nature and are not simply reiterations of historical facts. These statements are presented to inform stakeholders of the views of Mitsui's management but should not be relied on solely in making investment and other decisions. You should be aware that a number of important risk factors could lead to outcomes that differ materially from those presented in such forward-looking statements. These include, but are not limited to, (i) change in economic conditions that may lead to unforeseen developments in markets for products handled by Mitsui, (ii) fluctuations in currency exchange rates that may cause unexpected deterioration in the value of transactions,
(iii) adverse political developments that may create unavoidable delays or postponement of transactions and projects, (iv) changes in laws, regulations, or policies in any of the countries where Mitsui conducts its operations that may affect Mitsui's ability to fulfill its commitments, and (v) significant changes in the competitive environment. In the course of its operations, Mitsui adopts measures to control these and other types of risks, but this does not constitute a guarantee that such measures will be effective.

                     Consolidated Total Trading Transactions
                     ---------------------------------------


Total trading transactions by type of trade

                              Six-month period ended             Six-month period ended              Comparison with
                                  Sep. 30, 2001                      Sep. 30, 2001                   previous period
                          ---------------------------------    ---------------------------------    ------------------------
                                                                                                    Amount of     Increase/
                                               Distribution                         Distribution    increase/     (decrease)
                          (millions of yen)     ratio (%)      (millions of yen)       ratio (%)    (decrease)       (%)
                                               ------------                         ------------    ----------    ----------
                                                                                                    (millions
                                                                                                      of yen)
Export ..............        1,040,739             16.4              893,471             13.4          147,268       16.5
Import ..............        1,327,907             20.9            1,275,818             19.2           52,089        4.1
Offshore ............        1,601,990             25.3            2,014,388             30.2         (412,398)     (20.5)
Domestic ............        2,372,255             37.4            2,480,505             37.2         (108,250)      (4.4)
                             ---------             ----            ---------             ----         --------      -----
     Total ..........        6,342,891              100            6,664,182              100         (321,291)      (4.8)
                             =========             ====            =========             ====         ========      =====


Total trading transactions by type of commodity

                                     Six-month period ended          Six-month period ended               Comparison with
                                         Sep. 30, 2001                   Sep. 30, 2001                    previous period
                                 ---------------------------------    ---------------------------------    ------------------------
                                                                                                           Amount of     Increase/
                                                      Distribution                         Distribution    increase/     (decrease)
                                 (millions of yen)      ratio (%)     (millions of yen)      ratio (%)     (decrease)       (%)
                                                      ------------                         ------------    ----------    ----------
                                                                                                           (millions
                                                                                                             of yen)
Iron and Steel ..............         752,658             11.9             765,515             11.5          (12,857)       (1.7)
Non-Ferrous Metals ..........         483,428              7.6             502,051              7.5          (18,623)       (3.7)
Machinery ...................       1,170,385             18.4             997,228             15.0          173,157        17.4
Electronics & Information ...         217,267              3.4             205,892              3.1           11,375         5.5
Chemicals ...................         970,068             15.3           1,006,787             15.1          (36,719)       (3.6)
Energy ......................       1,460,900             23.0           1,905,248             28.6         (444,348)      (23.3)
Foods .......................         695,383             11.0             611,366              9.2           84,017        13.7
Textile .....................         181,857              2.9             202,181              3.0          (20,324)      (10.1)
General Merchandise .........         314,362              5.0             348,431              5.2          (34,069)       (9.8)
Property and Service
 Business ...................          96,583              1.5             119,483              1.8          (22,900)      (19.2)
                                    ---------             ----           ---------             ----         --------       -----
     Total                          6,342,891              100           6,664,182              100         (321,291)       (4.8)
                                    =========             ====           =========             ====         ========       =====

Note: Due to the increasing importance of Electronics & Information business, commodity information presents "Electronics & Information" product as a separate product, formerly reported within the "Machinery" product. The prior year's information has been also restated to reflect the "Electronics & Information" product as a separate product.

                        Statements of Consolidated Income
                        ---------------------------------


                                                                                                             Comparison with
                                                               Six-month period   Six-month period           previous period
                                                                    ended              ended           --------------------------
                                                                 September 30,      September 30,       Increase/      Proportion
                                                                     2001               2000           (Decrease)         (%)
                                                               ----------------   ----------------     ----------      ----------
                                                                                         (millions of yen)
Total Trading Transactions .................................       6,342,891          6,664,182         (321,291)         (4.8)
Revenue-Gross Trading Profit ...............................         273,477            276,419           (2,942)         (1.1)
(Revenue-Gross Trading Profit ratio)(%).....................           (4.31)             (4.15)
Expenses and other:
  Selling, general, and administrative .....................        (225,951)          (232,549)           6,598
  Provision for doubtful receivables .......................          (4,217)           (25,509)          21,292
  Interest expense (net of interest income) ................          (8,214)           (12,095)           3,881
  Dividend income ..........................................          10,798              7,641            3,157
  Gain on sales of securities -- net .......................          20,487             75,735          (55,248)
  Loss on the write-down of securities .....................         (23,196)           (17,398)          (5,798)
  Loss on property and equipment -- net ....................          (1,203)           (18,143)          16,940
  Other expense -- net .....................................             780             (4,001)           4,781
                                                                   ---------          ---------         --------         -----
     Total .................................................        (230,716)          (226,319)          (4,397)         (1.9)
                                                                   =========          =========         ========         =====
Income before Income Taxes, Minority Interests
 and Equity in Earnings ....................................          42,761             50,100           (7,339)        (14.6)
                                                                   ---------          ---------         --------         -----
Income Taxes:
  Current ..................................................         (18,246)           (30,430)          12,184
  Deferred .................................................          (4,437)             1,580           (6,017)
                                                                   ---------          ---------         --------         -----
     Total .................................................         (22,683)           (28,850)           6,167
                                                                   =========          =========         ========         =====
Income before Minority Interests and Equity in
 Earnings ..................................................          20,078             21,250           (1,172)         (5.5)
Minority Interests in(Earnings) Losses of
 Subsidiaries ..............................................            (246)             1,474           (1,720)
Equity in Earnings of Associated Companies -- net
 (After Income Tax Effect) .................................           3,586              1,339            2,247
                                                                   ---------          ---------         --------         -----
Net Income .................................................          23,418             24,063             (645)         (2.7)
                                                                   =========          =========         ========         =====

Note: Gain on sales of securities -- net for the six-month period ended
      September 30, 2001 includes gain arising from nonmonetary exchange of shares in connection with a business combination of certain financial institutions amounting to JPY 16,168 million.

                           Consolidated Balance Sheets
                           ---------------------------


                                     Assets
                                     ------

                                                                        September 30, 2001     March 31, 2001  Increase/(Decrease)
                                                                        ------------------     --------------  -------------------
                                                                                              (millions of yen)
Current assets:
Cash and cash equivalents ..........................................           580,522             705,331          (124,809)
Time deposits ......................................................           100,993              59,324            41,669
Marketable securities ..............................................            97,662              45,023            52,639
Trade receivables:
  Notes and loans, less unearned interest ..........................           505,881             602,861           (96,980)
  Accounts .........................................................         1,587,376           1,675,471           (88,095)
  Associated companies .............................................           169,543             189,945           (20,402)
  Allowance for doubtful receivables ...............................           (27,396)            (43,930)           16,534
Inventories ........................................................           501,992             487,911            14,081
Advance payments to suppliers ......................................            61,291              53,363             7,928
Deferred tax assets -- current .....................................            33,017              35,823            (2,806)
Other current assets ...............................................           188,454             169,976            18,478
                                                                             ---------           ---------          --------
     Total current assets ..........................................         3,799,335           3,981,098          (181,763)
                                                                             ---------           ---------          --------
Investments and Non-current Receivables:
Investments in and advances to associated companies ................           406,996             383,372            23,624
Other investments ..................................................           829,009             864,421           (35,412)
Non-current trade and other receivables, less
 unearned interest .................................................           747,279             656,187            91,092
Allowance for doubtful receivables .................................          (125,734)           (121,684)           (4,050)
Property leased to others -- at cost, less accumulated
 depreciation ......................................................           217,486             238,926           (21,440)
                                                                             ---------           ---------          --------
     Total investments and non-current receivables .................         2,075,036           2,021,222            53,814
                                                                             ---------           ---------          --------
Property and Equipment -- at Cost:
Land, land improvements, and timberlands ...........................           247,822             248,676              (854)
Buildings, including leasehold improvements ........................           327,036             319,739             7,297
Equipment and fixtures .............................................           320,805             307,914            12,891
Ships ..............................................................            76,781              80,872            (4,091)
Projects in progress ...............................................            40,830              23,678            17,152
                                                                             ---------           ---------          --------
     Total .........................................................         1,013,274             980,879            32,395
Accumulated depreciation ...........................................          (369,140)           (347,638)          (21,502)
                                                                             ---------           ---------          --------
  Net property and equipment .......................................           644,134             633,241            10,893
                                                                             ---------           ---------          --------

Deferred Tax Assets -- Non-current .................................            23,461              22,811               650
Miscellaneous Assets, less Amortization ............................            51,211              51,735              (524)
                                                                             ---------           ---------          --------
     Total .........................................................         6,593,177           6,710,107          (116,930)
                                                                             =========           =========          ========

                      Liabilities and Shareholders' Equity
                      ------------------------------------


                                                                        September 30, 2001      March 31, 2001  Increase/(Decrease)
                                                                        ------------------      --------------  -------------------
                                                                                             (millions of yen)
Current Liabilities:
Short-term loans ...................................................           548,143               638,553             (90,410)
Current maturities of long-term debt ...............................           326,092               239,449              86,643

Trade payables:
  Notes and acceptances ............................................           199,032               230,182             (31,150)
  Accounts .........................................................         1,455,946             1,527,549             (71,603)
  Associated companies .............................................            53,367                62,456              (9,089)

Accrued expenses:
  Income taxes .....................................................            20,947                39,223             (18,276)
  Interest .........................................................            32,167                41,031              (8,864)
  Other ............................................................            41,157                38,023               3,134

Advances from customers ............................................            83,993                79,933               4,060
Other current liabilities ..........................................           123,889               100,155              23,734
                                                                             ---------             ---------            --------
      Total current liabilities ....................................         2,884,733             2,996,554            (111,821)
                                                                             ---------             ---------            --------
Long-term Debt, less Current Maturities ............................         2,715,949             2,708,608               7,341
                                                                             ---------             ---------            --------
Accrued Pension Costs and Liability for Severance Indemnities ......            52,153                55,423              (3,270)
                                                                             ---------             ---------            --------
Deferred Tax Liabilities -- Non-current ............................            39,322                62,426             (23,104)
                                                                             ---------             ---------            --------
Minority Interests .................................................            57,777                52,669               5,108
                                                                             ---------             ---------            --------
Shareholders' Equity:
Common stock .......................................................           192,487               192,487                  --
Capital surplus ....................................................           287,756               287,756                  --

Retained earnings:
  Appropriated for legal reserve ...................................            35,231                34,341                 890
  Unappropriated ...................................................           453,741               437,548              16,193

Accumulated other comprehensive income (loss):
  Unrealized holding gains and losses on
   available-for-sale securities ...................................            57,421                95,806             (38,385)
  Foreign currency translation adjustments .........................          (155,076)             (188,670)             33,594
  Minimum pension liability adjustment .............................           (21,962)              (24,841)              2,879
  Net unrealized gains and losses on derivatives ...................            (6,355)                   --              (6,355)
                                                                             ---------             ---------            --------
  Total accumulated other comprehensive loss .......................          (125,972)             (117,705)             (8,267)
                                                                             ---------             ---------            --------
     Total shareholders' equity ....................................           843,243               834,427               8,816
                                                                             ---------             ---------            --------
     Total .........................................................         6,593,177             6,710,107            (116,930)
                                                                             =========             =========            ========

                 Statements of Consolidated Shareholders' Equity
                 -----------------------------------------------


                                                                       Six-month period ended      Year ended March 31,
                                                                         September 30, 2001               2001
                                                                       ----------------------      --------------------
                                                                                       (millions of yen)
Common Stock:
Balance at beginning of year
 (Shares outstanding: April 1, 2001 and 2000
 -- 1,583,674,837 shares).............................................         192,487                   192,487
                                                                              --------                  --------
Balance at end of period
 (Shares outstanding: September 30 and March 31, 2001
 -- 1,583,674,837 shares).............................................         192,487                   192,487
                                                                              ========                  ========
Capital Surplus:
Balance at beginning of year .........................................         287,756                   287,756
                                                                              --------                  --------
Balance at end of period .............................................         287,756                   287,756
                                                                              ========                  ========
Retained Earnings:
  Appropriated for Legal Reserve:
  Balance at beginning of year .......................................          34,341                    32,859
  Transfer from unappropriated retained earnings .....................             890                     1,482
                                                                              --------                  --------
  Balance at end of period ...........................................          35,231                    34,341
                                                                              ========                  ========
  Unappropriated:
  Balance at beginning of year .......................................         437,548                   400,111
  Net income .........................................................          23,418                    51,588
  Cash dividends paid for period:
  (dividend paid per share:
    six-month ended September 30, 2001 JPY 4.0
    year ended March 31, 2001 JPY 8.0)................................          (6,335)                  (12,669)
  Transfer to retained earnings appropriated for legal reserve .......            (890)                   (1,482)
                                                                              --------                  --------
  Balance at end of period ...........................................         453,741                   437,548
                                                                              ========                  ========
Accumulated Other Comprehensive Income (Loss)
 (After Income Tax Effect):
  Balance at beginning of year .......................................        (117,705)                 (117,361)
  Unrealized holding gains and losses on
   available-for-sale securities .....................................         (38,385)                  (19,520)
  Foreign currency translation adjustments ...........................          33,594                    28,406
  Minimum pension liability adjustment ...............................           2,879                    (9,230)
  Net unrealized gains and losses on derivatives .....................          (6,355)                       --
                                                                              --------                  --------
  Balance at end of period ...........................................        (125,972)                 (117,705)
                                                                              ========                  ========

Note: Appropriations of retained earnings are reflected in the financial statements for the following year upon shareholders' approval.


                                                                                       (millions of yen)
Summary of Changes in Equity from Nonowner Sources
 (Comprehensive Income (Loss)):
Net income ...........................................................           23,418                51,588
                                                                                -------               -------
Other comprehensive income (loss)(after income tax effect):
  Unrealized holding gains and losses on available-for-sale
   securities ........................................................          (38,385)              (19,520)
  Foreign currency translation adjustments ...........................           33,594                28,406
  Minimum pension liability adjustment ...............................            2,879                (9,230)
  Net unrealized gains and losses on derivatives .....................           (6,355)                   --
                                                                                -------               -------
Changes in equity from nonowner sources ..............................           15,151                51,244
                                                                                =======               =======

                      Statements of Consolidated Cash Flows
                      -------------------------------------

                                                                                      Six-month period        Six-month period
                                                                                     ended September 30,        September 30,
                                                                                            2001                   2000
                                                                                     -------------------      -----------------
                                                                                                  (millions of yen)
Operating Activities:
Net income .....................................................................            23,418                  24,063
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ................................................            27,232                  31,632
  Provision for doubtful receivables ...........................................             4,217                  25,509
  Net change in undistributed earnings of associated companies .................               631                   5,629
  Deferred income taxes ........................................................             1,646                  (2,550)
  Gain on sales of securities -- net ...........................................           (20,487)                (75,735)
  Loss on the write-down of securities .........................................            23,196                  17,398
  Loss on property and equipment -- net ........................................             1,203                  18,143
  Decrease (increase) in trade receivables .....................................           129,751                 (25,891)
  Decrease (increase) in inventories ...........................................            26,792                 (19,639)
  (Decrease) increase in trade payables ........................................          (150,224)                 92,649
  Net change in accrued pension costs and liability for severance indemnities...             1,861                   8,197
  Other -- net .................................................................            (7,035)                (35,532)
                                                                                          --------                 -------
     Net cash provided by operating activities .................................            62,201                  63,873
                                                                                          --------                 -------
Investing Activities:
Net (increase) decrease in time deposits .......................................           (40,066)                 58,524
Investments in and advances to associated companies ............................           (17,825)                (17,445)
Collection of advances to associated companies .................................            13,835                  19,349
Acquisition of other investments ...............................................           (56,087)                (63,623)
Proceeds from sale of other investments ........................................            44,688                  52,550
Increase in long-term loan receivables .........................................           (19,768)                (48,062)
Collection of long-term loan receivables .......................................            32,148                  47,561
Additions to property leased to others and property and equipment ..............           (41,303)                (65,867)
Proceeds from sale of property leased to others and property and equipment .....            25,045                  32,102
                                                                                          --------                 -------
     Net cash (used in) provided by investing activities .......................           (59,333)                 15,089
                                                                                          --------                 -------
Financing Activities:
Net decrease in short-term borrowings ..........................................          (115,638)               (144,191)
Proceeds from long-term debt ...................................................           246,606                 297,180
Repayment of long-term debt ....................................................          (264,779)               (267,060)
Payment of cash dividends ......................................................            (6,335)                 (6,335)
                                                                                          --------                 -------
     Net cash used in financing activities .....................................          (140,146)               (120,406)
                                                                                          --------                 -------
Effect of Exchange Rate Changes on Cash and Cash Equivalents ...................            12,469                     702
                                                                                          --------                 -------
Net Decrease in Cash and Cash Equivalents ......................................          (124,809)                (40,742)
Cash and Cash Equivalents at Beginning of Period ...............................           705,331                 732,125
                                                                                          --------                 -------
Cash and Cash Equivalents at End of Period .....................................           580,522                 691,383
                                                                                          ========                 =======

Supplemental information

                                                                             Six-month period        Six-month Period
                                                                            ended September 30,        September 30,
                                                                                   2001                    2000
                                                                            -------------------      ----------------
                                                                                        (millions of yen)
Cash Paid during the Period for:
  Interest                                                                         46,260                 48,367
  Income taxes                                                                     36,522                 22,663

                  Basis of Financial Statements and Summary of
                  --------------------------------------------
                         Significant Accounting Policies
                         -------------------------------


I.   Basis of Financial Statement

The accompanying consolidated financial statements of Mitsui & Co., Ltd. and subsidiaries (the "companies") have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain reclassifications and format changes have been made to prior period amounts to conform to the current period classification.


II.  Summary of Significant Accounting Policies
(1)  Inventories

Inventories, consisting mainly of commodities and materials for resale, are stated at the lower of cost, principally on the specific-identification basis, or market.


(2)  Marketable securities and investments

The companies classify debt and marketable equity securities, at acquisition, into one of three categories: held-to-maturity, available-for-sale or trading under provisions of Statement of Financial Accounting Standards ("SFAS") No. 115.

Trading securities are carried at fair value and unrealized holding gains and losses are included in net income.

Debt securities are classified as held-to-maturity and measured at amortized cost in the Consolidated Balance Sheets only if the companies have the positive intent and ability to hold those securities to maturity. Premium and discount amortized in the period are included in interest income or expense, as appropriate.

Debt and marketable equity securities other than those classified as trading or held-to-maturity securities are classified as available-for-sale securities and carried at fair value with such unrealized holding gains and losses reported as "Unrealized holding gains and losses on available-for-sale securities" in a separate component of shareholders' equity on a net-of-tax basis.


(3)  Depreciation

Depreciation of property and equipment (including property leased to others) is computed principally under the declining-balance method for assets located in Japan and under the straight-line method for assets located outside Japan, using rates based upon the estimated useful lives of the related property.


(4)  Pension and severance indemnities plans

The companies have pension plans and/or severance indemnities plans covering substantially all employees other than directors. The costs of the pension plans and severance indemnities plans are principally accrued based on amounts determined using actuarial methods. The costs of pension plans and severance indemnities plans of certain subsidiaries are accrued based on the vested benefit obligation, which is the amount required to be paid if all employees covered by the severance indemnities plans voluntarily terminated their employment at the balance sheet date.


(5)  New accounting standards

On April 1, 2001, the companies adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of Financial According Standards Board Statement No. 133," which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133, as amended, requires that derivatives be reported as assets or liabilities at fair value and that changes in the fair value be accounted for depending on the intended use of the derivative and the resulting designation. The initial transition adjustments recorded upon adoption of SFAS No. 133, as amended, were immaterial.

                              Net Income per Share
                              --------------------

The following is a reconciliation of basic net income per share to diluted net income per share for the six-month periods ended September 30, 2001 and 2000:

Six-month period ended September 30, 2001 (from April 1, 2001 to September 30,
2001)

                                                                         Net income             Shares
                                                                         (numerator)        (denominator)         Per share amount
                                                                      -----------------     --------------        ----------------
                                                                      (millions of yen)     (in thousands)              (JPY)
Basic net income per share:
Net income available to common shareholders .........................       23,418            1,583,675               14.79

Effect of dilutive securities:
1.5% convertible bonds due 2003 .....................................           75               19,266
1.05% convertible bonds due 2009 ....................................          291              105,319
                                                                            ------            ---------
Diluted net income per share:
Net income available to common shareholders after effect of
 dilutive securities ................................................       23,784            1,708,260               13.92

Six-month period ended September 30, 2000 (from April 1, 2000 to September 30,
2000)

                                                                         Net income             Shares
                                                                         (numerator)        (denominator)         Per share amount
                                                                      -----------------     --------------        -----------------
                                                                      (millions of yen)     (in thousands)             (JPY)
Basic net income per share:
Net income available to common shareholders ........................        24,063            1,583,675               15.19

Effect of dilutive securities:
1.5% convertible bonds due 2003 ....................................            75               19,266
1.05% convertible bonds due 2009 ...................................           291              105,319
                                                                            ------            ---------
Diluted net income per share:
Net income available to common shareholders after effect of
 dilutive securities ...............................................        24,429            1,708,260               14.30

                               Segment Information
                               -------------------


1.   Operating segment information

Six-month period ended September 30, 2001 (from April 1, 2001 to September 30,
2001)

                                                                   Electronic
                                                                       &                                             Consumer
                                      Metals        Machinery     Information      Chemicals        Energy           Products
                                     -------        ---------     -----------      ---------       ---------        ---------
                                                                      (millions of yen)
Total trading
 transactions:
  External customers ..........      747,623          971,359        192,670        522,778        1,241,560          969,030
  Intersegment ................      125,287           58,697         16,950        134,336           46,102           74,556
                                     -------        ---------        -------        -------        ---------        ---------
     Total ....................      872,910        1,030,056        209,620        657,114        1,287,662        1,043,586
                                     =======        =========        =======        =======        =========        =========
Revenue-Gross
 Trading Profit ................      33,784           31,865         22,150         27,974           28,047           56,643
                                     =======        =========        =======        =======        =========        =========
Operating Income
 (loss) .......................       10,147            1,757          4,553          6,696           10,885             (192)
                                     =======        =========        =======        =======        =========        =========
Net income (loss) .............        3,473             (664)         3,105           (535)          16,406              (17)
                                     =======        =========        =======        =======        =========        =========
Total assets at
 September 30, 2001 ...........      936,247        1,131,985        277,104        512,265          434,458          995,496
                                     =======        =========        =======        =======        =========        =========
                                    Domestic                                          Other        Eliminations
                                  Branches and                                      Overseas            and          Consolidated
                                    Offices        Americas           Europe         Areas          Corporate            Total
                                  ------------    ----------        ---------       --------       ------------      ------------
                                                                       (millions of yen)
Total trading
 transactions:
  External customers .........      819,353          365,205          228,832        273,495            10,986        6,342,891
  Intersegment ...............      145,742          257,849           83,244        417,389        (1,360,152)              --
                                    -------          -------          -------        -------        ----------        ---------
     Total ...................      965,095          623,054          312,076        690,884        (1,349,166)       6,342,891
                                    =======          =======          =======        =======        ==========        =========
Revenue-Gross
 Trading Profit ..............       24,006           22,666            9,358         10,261             6,723          273,477
                                    =======          =======          =======        =======        ==========        =========
Operating Income
 (loss) ......................        4,355            5,501            1,742         (2,502)              367           43,309
                                    =======          =======          =======        =======        ==========        =========
Net income (loss) ............        2,880            3,005            1,297          2,385            (7,917)          23,418
                                    =======          =======          =======        =======        ==========        =========
Total assets at
 September 30, 2001 ..........      577,812          393,406          207,794        241,865           884,745        6,593,177
                                    =======          =======          =======        =======        ==========        =========

Six-month period ended September 30, 2000 (from April 1, 2000 to September 30,
2000)

                                                                    Electronics
                                                                         &                                             Consumer
                                      Metals         Machinery      Information      Chemicals        Energy           Products
                                     -------         ---------      ------------     ---------       ---------         --------
                                                                        (millions of yen)
Total trading
 transactions:
  External customers ...........     714,165           786,238         175,684        560,054        1,731,073         933,588
  Intersegment .................      81,142            50,000          24,922         72,276           18,066          33,791
                                     -------         ---------         -------        -------        ---------         -------
     Total .....................     795,307           836,238         200,606        632,330        1,749,139         967,379
                                     =======         =========         =======        =======        =========         =======
Net income (loss) ..............       6,453            (3,630)          6,031          2,808            7,320          (6,729)
                                     =======         =========         =======        =======        =========         =======
Total assets
 at March 31, 2001 .............     890,575         1,209,505         284,944        540,482          422,648         983,748
                                     =======         =========         =======        =======        =========         =======

                                    Domestic                                       Other        Eliminations
                                  Branches and                                   Overseas           and           Consolidated
                                    Offices        Americas        Europe          Areas         Corporate            Total
                                  ------------     --------        -------       --------       ------------      ------------
                                                                        (millions of yen)
Total trading
 transactions:
  External customers ........        914,639        300,659        282,115        254,504            11,463         6,664,182
  Intersegment ..............         87,791        265,326         97,669        394,700        (1,125,683)               --
                                   ---------        -------        -------        -------        ----------         ---------
     Total ..................      1,002,430        565,985        379,784        649,204        (1,114,220)        6,664,182
                                   =========        =======        =======        =======        ==========         =========
Net income (loss) ...........          2,126          3,946          1,980          2,983               775            24,063
                                   =========        =======        =======        =======        ==========         =========
Total assets
 at March 31, 2001 ..........        628,996        371,276        270,604        255,970           851,359         6,710,107
                                   =========        =======        =======        =======        ==========         =========

Notes:

1. As a result of the change in the structure of the operating groups, the segment classifications have been modified in the interim period under review. Along with this change, figures for the previous period have been restated to conform to the current period presentation.

2. Net loss of 'Eliminations and Corporate' for the period ended September 30, 2001 included JPY 11,964 million in losses (after income tax effect) on the write-down of securities, of which the decline in fair value was considered other than temporary, and a JPY 9,375 million gain (after income tax effect) arising from nonmonetary exchange of shares in connection with a business combination of certain financial institutions.

3. Total assets of "Eliminations and Corporate" at September 30, 2001 and March 31, 2001 consisted of corporate assets including cash and cash equivalents, time deposits maintained with regard to corporate finance activities and assets of certain subsidiaries operating with corporate departments.

4.   Transfers between operating segments are made at cost plus a markup.

5.   Operating income reflects the companies' a) revenue-gross trading profit,
     b) selling, general and administrative expenses, and c) provision for doubtful receivables.

2.   Geographic Area Segment Information

Six-month period ended September 30, 2001 (from April 1, 2001 to September 30,
2001)

                                                       North                                   Other
                                            Japan     America   Europe      Asia    Oceania    Areas   Eliminations  Consolidated
                                          ---------   -------   -------   -------   -------   -------  ------------  ------------
                                                                             (millions of yen)
Total trading transactions:
  Outside ..............................  4,600,308   409,023   626,175   603,106    35,493    68,786           --    6,342,891
  Interarea ............................    290,373   189,489    87,303   134,317   195,050   142,418   (1,038,950)          --
                                          ---------   -------   -------   -------   -------   -------   ----------    ---------
     Total .............................  4,890,681   598,512   713,478   737,423   230,543   211,204   (1,038,950)   6,342,891
                                          =========   =======   =======   =======   =======   =======   ==========    =========
Operating income .......................     18,248     6,269     3,520     3,543    10,831       294          604       43,309
                                          =========   =======   =======   =======   =======   =======   ==========    =========
Identifiable assets at
 September 30, 2001 ....................  5,464,108   904,924   473,858   356,064   158,667   278,724   (1,450,164)   6,186,181
                                          =========   =======   =======   =======   =======   =======   ==========
Investments in and advances to
 associated companies ..................                                                                                406,996
                                                                                                                      =========
Total assets at September 30, 2001 .....                                                                              6,593,177
                                                                                                                      =========

Six-month period ended September 30, 2000 (from April 1, 2000 to September 30,
2000)

                                                       North                                     Other
                                           Japan      America     Europe     Asia     Oceania    Areas   Eliminations  Consolidated
                                         ---------    -------   ---------   -------   -------   -------  ------------  ------------
                                                                            (millions of yen)
Total trading transactions:
  Outside ............................   4,502,942    333,820   1,112,421   606,591    19,910    88,498           --    6,664,182
  Interarea ..........................     308,983    219,322      87,261   100,761   227,816    98,463   (1,042,606)          --
                                         ---------    -------   ---------   -------   -------   -------   ----------    ---------
     Total ...........................   4,811,925    553,142   1,199,682   707,352   247,726   186,961   (1,042,606)   6,664,182
                                         =========    =======   =========   =======   =======   =======   ==========    =========
Operating income (loss) ..............      (6,449)    10,175       5,802     1,452     6,700     1,240         (559)      18,361
                                         =========    =======   =========   =======   =======   =======   ==========    =========
Identifiable assets at
 March 31, 2001 ......................   5,780,309    824,498     526,621   370,889   142,481   284,589   (1,602,652)   6,326,735
                                         =========    =======   =========   =======   =======   =======   ==========    =========
Investments in and advances to
 associated companies ................                                                                                    383,372
                                                                                                                        =========
Total assets at March 31, 2001 .......                                                                                  6,710,107
                                                                                                                        =========

Notes:

1. In addition to the disclosure based on SFAS No.131, "Disclosures about Segments of an Enterprise and Related Information," the Company discloses this segment information as supplemental information in light of the disclosure requirements of the Japanese Securities and Exchange Law.

2. Previously, Asia and Oceania were presented as a single geographical segment, but in view of the increasing importance of operating income in Oceania, figures for Asia and Oceania have been presented separately beginning with the interim period under review. Figures for the same period of the previous year have been restated to reflect current segmentation.

3.   Other Areas consist principally of Latin America and the Middle East.

4.   Transfers between geographic areas are made at cost plus a markup.

5.   Operating income reflects the companies' a) revenue-gross trading profit,
     b) selling, general and administrative expenses, and c) provision for doubtful receivables.

3.   Total Trading Transactions to External Customers Outside Japan

Six-month period ended September 30, 2001 (from April 1, 2001 to September 30,
2001)

                                      North America      Europe          Asia         Oceania      Other Areas        Total
                                      -------------      -------        -------       -------      -----------      ---------
                                                                        (millions of yen)
Total trading transactions
 to external customers
 outside Japan ......................     626,679        700,666        961,371        34,444        319,569        2,642,729
                                          =======        =======        =======        ======        =======        =========
Consolidated total ..................                                                                               6,342,891
                                                                                                                    =========
Percentage of total trading
 transactions to external
 customers outside Japan out
 of consolidated total ..............         9.9%          11.0%          15.2%          0.5%           5.1%            41.7%
                                          =======        =======        =======        ======        =======        =========

Six-month period ended September 30, 2000 (from April 1, 2000 to September 30,
2000)

                                       North America      Europe           Asia          Oceania      Other Areas        Total
                                       -------------      -------        ---------       -------      -----------      ---------
                                                                          (millions of yen)
Total trading transactions
 to external customers
 outside Japan ......................      728,340        806,874        1,056,351        57,140        259,154        2,907,859
                                           =======        =======        =========        ======        =======        =========
Consolidated total ..................                                                                                  6,664,182
                                                                                                                       =========
Percentage of total trading
 transactions to external
 customers outside Japan out
 of consolidated total ..............         10.9%          12.1%            15.8%          0.9%           3.9%            43.6%
                                           =======        =======        =========        ======        =======        =========

Notes:


1. In addition to the disclosure based on SFAS No. 131, the Company discloses this segment information as supplemental information in light of the disclosure requirements of the Japanese Securities and Exchange Law.

2. Classification of regions is determined according to geographic proximity.

3.   Each part consists primarily of the following countries or areas.
               North America:  United States, Canada
               Europe:         United Kingdom, Germany
               Asia:           China, Thailand
               Oceania:        Australia
               Other Areas:    Latin America, the Middle East

4. Total trading transactions to external customers outside Japan represents exports from Japan and offshore transactions of the companies.

5. Beginning with the interim period under review, in accordance with the change in segmentation of "geographic area segment information", which presents Asia and Oceania separately, "total trading transactions to external customers outside Japan" have also been presented according to the same classification. Accompanying this change in presentation, figures for the interim period of the previous year have been restated to reflect current segmentation.

                              Marketable Securities
                              ---------------------

Debt and Equity Securities

At September 30, 2001 and at March 31, 2001, the aggregate cost, fair value and unrealized holding gains-net on available-for-sale securities and held-to-maturity debt securities were as follows:

September 30, 2001:


                                                                                                         Unrealized holding
                                                                Aggregate cost         Fair Value            gains-net
                                                                --------------         ----------        ------------------
                                                                                    (millions of yen)
Available-for-sale:
Marketable equity securities ......................                 257,083              373,363              116,280
Foreign debentures, commercial paper and
 other debt securities ............................                  75,018               75,920                  902

                                                                                                         Unrealized holding
                                                                Aggregate cost         Fair value           gains-net
                                                                --------------         ----------        ------------------
                                                                                    (millions of yen)
Held-to-maturity debt securities,
 consisting principally of foreign
 debentures .......................................                 32,853               33,017                   164

March 31, 2001:

                                                                                                         Unrealized holding
                                                                Aggregate cost         Fair value             gains-net
                                                                --------------         ----------        ------------------
                                                                                    (millions of yen)
Available-for-sale:
Marketable equity securities .....................                  215,696              396,856              181,160
Foreign debentures, commercial paper and
 other debt securities ...........................                   39,956               40,217                  261

                                                                                                         Unrealized holding
                                                                Aggregate cost         Fair value             gains-net
                                                                --------------         ----------        ------------------
                                                                                    (millions of yen)
Held-to-maturity debt securities,
 consisting principally of foreign
 debentures ......................................                   59,553              59,789                   236